EXHIBIT 5.0

                                  June 22, 1999




Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with the registration, by means of a Form S-8 Registration Statement under the Securities Act of 1933, as amended (the "Registration Statement"), of 408,980 shares of the Company's common stock, no par value (the "Shares"), which may be issued pursuant to the Agreement and Plan of Merger, dated April 2, 1999, by and among Res-Care, Inc., Res-Care Sub, Inc. and PeopleServe, Inc. (the "Merger Agreement"), in exchange for stock options granted under the VOCA Holdings, Inc. 1996 Stock Option Plan and outstanding as of the "Effective Time" as defined in the Merger Agreement.

         We have examined and are familiar with the Amended and Restated Articles of Incorporation and Bylaws of the Company, as those instruments have been amended to date, the Registration Statement and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Shares. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable. We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Kentucky and the federal laws of the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ REED WEITKAMP SCHELL & VICE PLLC
                                           ____________________________________
                                           REED WEITKAMP SCHELL & VICE PLLC


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